UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2006

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 18, 2006, Steven D. Jennerjohn’s employment as Treasurer and Chief Financial Officer of Baylake Corp., a Wisconsin corporation (“Baylake”), and Senior Vice President–Accounting of Baylake Bank, a subsidiary of Baylake, was terminated.  As a result, effective on that same date, Kevin L. LaLuzerne, 44, the Executive Vice President–Finance of Baylake Bank, will assume the duties of Chief Financial Officer of Baylake until such time as Baylake appoints a replacement for Mr. Jennerjohn.

Mr. LaLuzerne was appointed as Executive Vice President–Finance of Baylake Bank in April 2006.  Prior to that appointment, he served as Senior Vice President–Finance of Baylake Bank since March 2006 and held various positions with Baylake Bank since 1980.  Additional biographical and related information regarding Mr. LaLuzerne, as required by this Item, may be found under the heading “Information on Executive Officers” in Baylake’s Proxy Statement for the 2006 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on Schedule 14A on April 18, 2006, and such information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 21, 2006

BAYLAKE CORP.

By:  /s/ Paul C. Wickmann

Paul C. Wickmann

Vice President